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                                                                    Exhibit 99.1

     TERAYON CMTS IS INDUSTRY'S FIRST TO SUPPORT FULL DOCSIS 2.0 REDUNDANCY

Santa Clara, California - May 6, 2003 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband solutions, today announced that its BW 3500 CMTS (Cable Modem Termination System) is the industry's first qualified CMTS to fully support redundancy for DOCSIS(R) 2.0 (Data Over Cable Service Interface Specification), which helps ensure that cable television operators can deliver broadband service with `carrier class' reliability. This is another first for the BW 3500, which was the industry's first CMTS to be qualified for both the DOCSIS 2.0 and PacketCable(TM) 1.0 cable broadband specifications.

      The BW 3500's redundancy features have been designed from the outset to support the unique requirements of DOCSIS 2.0. In particular, the latest version of the BW 3500's operating software enables it to automatically synchronize the TDMA (Time Division Multiple Access), A-TDMA (Advanced TDMA) and S-CDMA (Synchronize Code Division Multiple Access) signals of DOCSIS 2.0 so that all devices can function without interruption in the event a redundant component takes over for a failed component.

      Complementing the software's ability to deal with failures is the hardware, which is designed so there is no `single point of failure.' Every major component of the BW 3500 can be backed up by redundant components that are designed to seamlessly take over when the BW 3500's advanced fault-detection and fail-over capabilities detect a failure. Cable operators can configure the BW 3500 with a single redundant component for each primary component, or assign RF redundancy cluster groups so that each CMTS line card has multiple redundant back-ups. Operators can utilize all of the BW 3500's redundancy features without the need of additional external devices.

      "Reliable service delivery is a priority as cable operators roll-out lifeline telephony and the business-class services enabled by DOCSIS 2.0," said Kishore Manghnani, vice president of marketing for Terayon. "It is our understanding of DOCSIS 2.0 that has enabled us to build our BW 3500 CMTS with full DOCSIS 2.0 software and hardware redundancy. Being first with a DOCSIS 2.0 qualified CMTS is not enough for Terayon, as we are committed to adding new features and capabilities to stay ahead of the competition and to meet the needs of operators as they move to DOCSIS 2.0."
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ABOUT THE BW 3500

      The BW 3500 is a scalable, carrier-class CMTS for operators' advanced broadband voice and data applications. Deployed in a cable operator's headend - the central point of a cable network - the BW 3500 manages DOCSIS cable modems deployed by the operator's subscribers, forming an end-to-end system for delivering broadband services.

      The BW 3500's chassis-based design has 14 slots for forwarder and CMTS line cards so capacity can be increased to support more data subscribers as they are added. The BW 3500 incorporates several value-added design features to improve system efficiency and security, including the PDQ (Per-flow Dynamic Queuing) routing architecture, VIPR (Virtual ISP Private Routing) and Hierarchical ARP (Address Resolution Protocol).

ABOUT TERAYON

      Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced voice, data and video services that are deployed by the world's leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

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"Safe Harbor" Statements under the Private Securities Litigation Reform Act of
1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.